UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): January 30, 2017 (January 25, 2017)

MACK-CALI REALTY CORPORATION

(Exact Name of Registrant as Specified in Charter)

Maryland	1-13274	22-3305147
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Harborside 3, 210 Hudson St., Ste. 400 Jersey City, New Jersey 07311
(Address of Principal Executive Offices) (Zip Code)

(732) 590-1010

(Registrant’s telephone number, including area code)

MACK-CALI REALTY, L.P.

(Exact Name of Registrant as Specified in Charter)

Delaware	333-57103	22-3315804
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Harborside 3, 210 Hudson St., Ste. 400 Jersey City, New Jersey 07311
(Address of Principal Executive Offices) (Zip Code)

(732) 590-1010

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐                 Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                 Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                 Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                 Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01              Entry into a Material Definitive Agreement.

On January 25, 2017, Mack-Cali Realty, L.P. (the “Operating Partnership”), the operating partnership of Mack-Cali Realty Corporation (the “General Partner”), entered into an Amended and Restated Revolving Credit and Term Loan Agreement dated as of January 25, 2017 (the “Credit Agreement”) among the Operating Partnership, as borrower; JPMorgan Chase Bank, N.A., as joint lead arranger & joint bookrunner, administrative agent and a lender; Wells Fargo Securities, LLC, as joint lead arranger & joint bookrunner; Merrill Lynch, Pierce, Fenner & Smith Incorporated, as joint lead arranger & joint bookrunner; Bank of America, N.A., and Wells Fargo Bank, N.A., as syndication agents and lenders; Capital One, National Association and U.S. Bank National Association, as lead arrangers, documentation agents and lenders; Citibank, N.A., PNC Bank, National Association, and BMO Harris Bank, N.A., as documentation agents and lenders; The Bank of New York Mellon, as Managing Agent and lender; Comerica Bank, TD Bank, N.A., Associated Bank National Association, and Fifth Third Bank, as lenders (collectively, the “Lenders”). The General Partner is the guarantor of the obligations of the Operating Partnership under the Credit Agreement pursuant to a Guaranty dated January 25, 2017 of the General Partner in favor of the Lenders (the “Guaranty”).  Pursuant to the Credit Agreement, the Operating Partnership refinanced its existing $600 million unsecured revolving credit facility (the “Revolving Credit Facility”) and entered into a new $325 million unsecured, delayed-draw term loan facility (the “Term Loan Facility”).

The material terms of the Revolving Credit Facility provide for:

1. A four year term ending on January 25, 2021, with two six month extension options;

2. Revolving credit loans may be made to the Operating Partnership in an aggregate principal amount of up to $600 million (subject to increase as discussed below), with a sublimit under the Revolving Credit Facility for the issuance of letters of credit in an amount not to exceed $60,000,000 (subject to increase as discussed below);

3. An interest rate based on the Operating Partnership’s unsecured debt ratings from Moody’s or S&P, currently the London Inter-Bank Offered Rate (“LIBOR”) plus 120 basis points, or, at the Operating Partnership’s option if it no longer maintains a debt rating from Moody’s or S&P or such debt ratings fall below Baa3 and BBB-, based on a defined leverage ratio; and

4. A facility fee based on the Operating Partnership’s unsecured debt ratings from Moody’s or S&P, currently 25 basis points, or, at the Operating Partnership’s option if it no longer maintains a debt rating from Moody’s or S&P or such debt ratings fall below Baa3 and BBB-, based on a defined leverage ratio.

The material terms of the Term Loan Facility provide for:

1.  A three year term ending on January 24, 2020, with two one year extension options;

2.  Multiple draws of the term loan commitments may be made within twelve months of the effective date of the Credit Agreement up to an aggregate principal amount of $325,000,000 (subject to increase as discussed below), with no requirement to be drawn in full; provided, that, if the Operating Partnership does not borrow at least 50% of the initial term commitment from the term lenders (i.e. 50% of $325,000,000) on or before July 25, 2017, the amount of unused term loan commitments shall be reduced on such date so that, after giving effect to such reduction, the amount of unused term loan commitments is not greater than the outstanding term loans on such date;

3. An interest rate based on the Operating Partnership’s unsecured debt ratings from Moody’s or S&P, currently LIBOR plus 140 basis points, or, at the Operating Partnership’s option if it no longer maintains a debt rating from Moody’s or S&P or such debt ratings fall below Baa3 and BBB-, based on a defined leverage ratio; and

4.  A term commitment fee on any unused term loan commitment during the first twelve months after the effective date of the Credit Agreement at a rate of 0.25% per annum on the sum of the average daily unused portion of the aggregate term loan commitments.

On up to four (4) occasions at any time after the effective date of the Credit Agreement, the Operating Partnership may elect to request (A) an increase to the existing revolving credit commitments (any such increase, the “New Revolving Credit Commitments”) and/or (B) the establishment of one or more new term loan commitments (the “New Term Commitments”, together with the New Revolving Credit Commitments, the “Incremental Commitments”), by up to an aggregate amount not to exceed $350,000,000 for all Incremental Commitments.  The Operating Partnership may also request that the sublimit for letters of credit available under the Revolving Credit Facility be increased to $100,000,000 (without arranging any New Revolving Credit Commitments).  No lender or letter of credit issued has any obligation to accept any Incremental Commitment or any increase to the letter of credit subfacility.

There is no premium or penalty associated with full or partial prepayment of borrowings under the Credit Agreement.

The Credit Agreement contains customary events of default, including among others, nonpayment of principal, interest, fees or other amounts; material inaccuracy of representations; violation of covenants; and certain bankruptcy events.  The Credit Agreement includes certain restrictions and covenants which limit, among other things the incurrence of additional indebtedness, the incurrence of liens and the disposition of real estate properties (to the extent that: (i) such property dispositions cause the Operating Partnership to default on any of the financial ratios of the Credit Agreement (described below), or (ii) the property dispositions are completed while the Operating Partnership is under an event of default under the Credit Agreement, unless, under certain circumstances, such disposition is being carried out to cure such default), and which require compliance with financial ratios relating to the maximum leverage ratio (60 percent), the maximum amount of secured indebtedness (40 percent), the minimum amount of fixed charge coverage (1.5 times), the maximum amount of unsecured indebtedness (60 percent), the minimum amount of unencumbered property interest coverage (2.0 times) and certain investment limitations (generally 15 percent of total capitalization).  If an event of default has occurred and is continuing, the entire outstanding balance under the Credit Agreement may (or, in the case of any bankruptcy event of default, shall) become immediately due and payable, and the Operating Partnership will not make any excess distributions except to enable the General Partner to continue to qualify as a REIT under the Internal Revenue Code of 1986, as amended.

In connection with the Credit Agreement, the Operating Partnership paid an aggregate of approximately $6.7 million in arrangement, upfront and administrative fees to the administrative agent and joint lead arrangers of the Revolving Credit Facility and Term Loan Facility.

Copies of the Credit Agreement and the Guaranty are filed as Exhibits 10.1 and 10.2 hereto, respectively, and are incorporated herein by reference.

Item 2.03            Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant.

See Item 1.01 above.

Item 7.01                                           Regulation FD.

On January 27, 2017, the General Partner issued a press release announcing the entry into the new Credit Agreement and other recent financing transactions. A copy of this press release is furnished herewith as Exhibit 99.1.

Limitation of Incorporation by Reference

In accordance with General Instruction B.2. of Form 8-K, this information, including Exhibit 99.1 furnished herewith, is furnished pursuant to Item 7.01 and shall not be deemed to be "filed" for the purpose of Section 18 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or otherwise subject to the liabilities of that section, nor shall it be incorporated by reference into a filing under the Securities Act of 1933, as amended (the "Securities Act"), or the Exchange Act. The information in this Item 7.01 of this Current Report on Form 8-K (including exhibit 99.1 hereto) will not be deemed an admission as to the materiality of any information required to be disclosed solely to satisfy the requirements of Regulation FD.

Item 9.01                                           Financial Statements and Exhibits.

(d)                                 Exhibits

Exhibit No.	Description

10.1

Amended and Restated Revolving Credit and Term Loan Agreement dated as of January 25, 2017 among Mack-Cali Realty, L.P., as borrower, JPMorgan Chase Bank, N.A., as the administrative agent and fronting bank, Wells Fargo Bank, N.A. and Bank of America, N.A. as syndication agents and fronting banks, and the other agents listed therein and the lending institutions party thereto and referred to therein.

10.2	Guaranty dated as of January 25, 2017 of Mack-Cali Realty Corporation.

99.1	Press release of Mack-Cali Realty Corporation dated January 27, 2017.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, each Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MACK-CALI REALTY CORPORATION

Dated: January 30, 2017	By:	/s/ Anthony Krug
Anthony Krug
Chief Financial Officer

MACK-CALI REALTY, L.P.

	By:	Mack-Cali Realty Corporation,
its general partner

Dated: January 30, 2017	By:	/s/ Anthony Krug
Anthony Krug
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1

Amended and Restated Revolving Credit and Term Loan Agreement dated as of January 25, 2017 among Mack-Cali Realty, L.P., as borrower, JPMorgan Chase Bank, N.A., as the administrative agent and fronting bank, Wells Fargo Bank, N.A. and Bank of America, N.A. as syndication agents and fronting banks, and the other agents listed therein and the lending institutions party thereto and referred to therein.

10.2	Guaranty dated as of January 25, 2017 of Mack-Cali Realty Corporation.

99.1	Press release of Mack-Cali Realty Corporation dated January 27, 2017.